UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 16, 2013

Date of Report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34633	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

 (Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

                On September 16, 2013, L & L Energy, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (“Annual Meeting”) at the Company’s principle executive offices in Seattle. Quorum was met at the meeting. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and there was no solicitation in opposition to the board’s solicitation. At the meeting, the shareholders voted overwhelmingly in favor of the following five proposals and cast their votes, which was tabulated by Broadridge Financial Solutions, an independent third party proxy agency, as described below:

Proposal 1

                The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders, or until their successors are duly elected and qualified or until their earlier resignation or removal.

Name	For	% Voted For	Withheld	Broker Non-Votes
Dickson Lee	11,380,999	98.58%	164,208	14,289,145
Syd S. Peng	11,344,164	98.26%	201,043	14,289,145
Jingcai Yang	11,343,759	98.26%	201,448	14,289,145
Mohan Datwani	11,104,767	96.19%	440,440	14,289,145
Joseph Borich	11,195,085	96.97%	350,122	14,289,145
James Schaeffer	11,176,310	96.80%	368,897	14,289,145

Proposal 2

                The Company’s 2013 Stock Incentive Plan was approved.

For	% Voted For	Against	Abstain	Broker Non-Votes
10,623,013	92.01%	781,860	140,334	14,289,145

Proposal 3

                A non-binding, advisory resolution to approve executive compensation, as described in the proxy materials. This proposal was approved.

For	% Voted For	Against	Abstain	Broker Non-Votes
11,040,470	95.62%	366,033	138,704	14,289,145

Proposal 4

                The appointment of Kabani & Company, Inc. as the Company’s independent registered public accounting firm for the year ending April 30, 2013 was approved.

For	% Voted For	Against	Abstain	Broker Non-Votes
24,754,229	95.81%	786,676	293,447	0

Proposal 5

                The appointment of KPMG (Taiwan) was the Company’s independent public accounting firm for its Taiwan Depository Receipt application was approved.

For	% Voted For	Against	Abstain	Broker Non-Votes
25,414,200	98.37%	264,667	155,485	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.

Date: September 19, 2013	By:	/s/ Dickson V. Lee
Dickson V. Lee
Chief Executive Officer